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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                         PURSUANT TO SECTION 13 OR 15(D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): MARCH 27, 1998


                                IBT BANCORP, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                    MICHIGAN
                 (State or other jurisdiction of incorporation)


                  0-18415                            38-2830092
        (Commission File Number)          (IRS Employer Identification No.)

200 East Broadway, Mt. Pleasant, Michigan               48858
(Address of principal executive offices)             (Zip Code)

       Registrant's telephone number, including area code: (517) 772-9471


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Item 5.  Other Events.

         Effective the close of business on March 27, 1998, ("effective date"), IBT Bancorp's wholly owned subsidiary, Isabella Bank and Trust ("IBT"), purchased three branches from Old Kent Bank ("OKB"). The OKB branches are located in Mecosta County, Michigan, in the communities of Barryton, Remus and Stanwood. At the effective time, the OKB branches had approximately $43.1 million in deposits and $233,000 in loans. The real property was purchased at its assessed fair market value, personal property at net book value. IBT paid a premium on the deposits assumed. The purchase of the OKB branches by IBT is not considered an acquisition of a business.


                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.



                                    IBT BANCORP



Date:  April 6, 1998                /s/ Dennis P. Angner
                                    Treasurer